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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TF FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2010

Dear Stockholders:

        On behalf of the Board of Directors and management of TF Financial Corporation, I cordially invite you to attend the 2010 Annual Meeting of Stockholders to be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 28, 2010 at 9:30 a.m., Eastern Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions stockholders may have.

        At the Meeting, stockholders will elect one director and will vote on the ratification of the appointment of the Company's independent auditor.

        Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

Kent C. Lufkin President and Chief Executive Officer

TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940
(215) 579-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 28, 2010

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting (the Meeting) of Stockholders of TF Financial Corporation will be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 28, 2010 at 9:30 a.m., Eastern time.

        The meeting is for the purpose of considering and acting upon:

  1.
  The election of one director of TF Financial Corporation;

  2.
  The ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2010; and

  3.
  The transaction of such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 8, 2010 are the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

        You are requested to complete, sign and date the enclosed proxy card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lorraine A. Wolf Corporate Secretary

Newtown, Pennsylvania
March 29, 2010

        IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on April 28, 2010

The Proxy Statement, Form 10-K for the year ended December 31, 2009, and the 2009 Annual Report are available at www.tffinancial.com

Please contact Lorraine A. Wolf at 215-579-4000 to obtain directions to the Annual Meeting

PROXY STATEMENT
OF
TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940

ANNUAL MEETING OF STOCKHOLDERS
APRIL 28, 2010

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TF Financial Corporation (the Company) to be used at the 2010 Annual Meeting of Stockholders of the Company which will be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 28, 2010 at 9:30 a.m., Eastern Time. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders, form of proxy and Annual Report are being first mailed to stockholders on or about March 29, 2010. The Company is the parent company of Third Federal Bank (the Bank), TF Investments Corporation and Penns Trail Development Corporation.

        At the meeting, stockholders will consider and vote upon (i) the election of one director, and (ii) the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2010. The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, which may properly come before the meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

        Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a stockholder attends the meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted as specified thereon. If no specification is made, proxies will be voted "FOR" the nominee for director set forth herein, and "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2010. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director if the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Stockholders of record as of the close of business on March 8, 2010 (the Record Date) are entitled to one vote for each share of Common Stock of the Company then held. As of the Record Date, the Company had 2,677,603 shares of Common Stock outstanding and eligible to vote.

        The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the Limit) be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act), and includes

(i) shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), (ii) shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and (iii) shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

        The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies. Please note that the New York Stock Exchange ("NYSE") rules that govern how brokers vote your stock have changed. Your brokerage firm or other nominee may no longer vote your shares with respect to Proposal One without specific instructions from you as to how to vote with respect to the election of the nominee for director, because the election of directors is no longer considered a "routine" matter under the NYSE rules.

        As to the election of a director, the proxy card being provided by the Board of Directors allows a stockholder to vote for the election of the nominee proposed by the Board of Directors, or to withhold authority to vote for the nominee being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast.

        Concerning all other matters that may properly come before the meeting, including the ratification of the appointment of the independent auditor, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, or (ii) vote "AGAINST" the item, or (iii)"ABSTAIN" with respect to the item. Unless otherwise required, such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners and Management

        Persons and groups owning in excess of 5% of the Company's Common Stock are required to file reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons and groups owning in excess of 5% of the Company's Common Stock and by management of the Company, including directors of the Bank. Management knows of no persons or groups other than those set forth below who own more than 5% of the Company's outstanding shares of Common Stock as of the Record Date.

Security Ownership of Certain Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Thomson Horstmann & Bryant, Inc.	162,776	(1)	6.08%
Park 80 West, Plaza One Saddle Brook, New Jersey 07663
Dimensional Fund Advisors, LP	167,092	(2)	6.24%
Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746
John R. Stranford	148,749	(3)	5.54%
3 Penns Trail Newtown, Pennsylvania 18940

Security Ownership of Management	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Kent C. Lufkin	99,285	(4)	3.61%
President and Chief Executive Officer
Dennis R. Stewart	47,180	(5)	1.74%
Executive Vice President and Chief Financial Officer
Floyd P. Haggar	28,632	(6)	1.06%
Senior Vice President and Chief Lending Officer
Elizabeth A. Kaspern	3,669	(7)	*
Senior Vice President and Chief Retail Banking Officer
All directors and executive officers as a group (13 persons)	760,486	(8)	26.55%

*
Less than 1%.

(1)
Based on Schedule 13G filed with the Securities and Exchange Commission on January 28, 2010.

(2)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2010.

(3)
Includes 6,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 19,820 shares allocated to Mr. Stranford's account held in the ESOP.

(4)
Includes 70,001 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 4,946 shares allocated to Mr. Lufkin's account held in the ESOP.

(5)
Includes 28,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 5,836 shares allocated to Mr. Stewart's account held in the ESOP.

(6)
Includes 16,720 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 4,912 shares allocated to Mr. Haggar's account held in the ESOP.

(7)
Includes 2,720 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 949 shares allocated to Ms. Kaspern's account held in the ESOP.

(8)
Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect beneficial ownership. Includes 36,463 shares held in the ESOP allocated to the accounts of Mr. Stranford and executive officers of the Company and the Bank, for which officers and directors possess sole voting power and no investment power until such shares vest, and options to purchase an additional 186,441 shares which executive officers and directors may acquire pursuant to the exercise of options exercisable within 60 days of the Record Date.

PROPOSAL I—ELECTION OF DIRECTORS

General Information and the Nominee

        The Company's Certificate of Incorporation requires that directors be divided into three classes, each class as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of six members, although Director Dennis L. McCartney has announced his retirement and his term will expire at the Annual Meeting. Effective upon his retirement, the Board of Directors anticipates amending the bylaws to reduce the size of the board to five members. Due to Mr. McCartney's retirement and the October 2009 death of George A. Olsen, both of whom had been the only members of the Board whose term would have expired at the Annual Meeting, the Board has reconfigured the Classes to comply with the requirement that they be as nearly equal in size as possible. Chairman Robert N. Dusek, who was re-elected at last year's Annual Meeting for a three-year term, has agreed to become a member of the Class that would be elected at this year's Annual Meeting and has been nominated by the Board to stand for election again for a three-year term. In the event he is unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in favor of the election of any substitute nominee.

        The following table sets forth information with respect to the nominee for director and the directors continuing in office, including their names, ages, the years they first became directors of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank with the exception of Messrs. Stranford, and Gregory.

Name	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned(3)		Percent of Class
BOARD NOMINEE FOR TERM TO EXPIRE IN 2013
Robert N. Dusek	70	1974	2010	120,881	(4)(5)	4.50%
DIRECTORS CONTINUING IN OFFICE
John R. Stranford	68	1994	2011	148,749	(6)	5.54%
Albert M. Tantala, Sr.	71	1984	2011	126,673	(4)(5)	4.72%
Carl F. Gregory	75	1976	2012	107,951	(4)	4.02%
Kent C. Lufkin	57	2003	2012	99,285	(7)	3.61%

(1)
At December 31, 2009.

(2)
Refers to the year the individual first became a director of the Bank.

(3)
Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.

(4)
Includes 6,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

(5)
Excludes 133,409 unallocated shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which such individual serves as a member of the ESOP Committee or as a Trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.

(6)
Includes 6,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 19,820 shares allocated to Mr. Stranford's account held in the ESOP.

(7)
Includes 70,001 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 4,946 shares allocated to Mr. Lufkin's account held in the ESOP.

Biographical Information

        Set forth below are biographies of the nominee for Director, the continuing directors and executive officers of the Company. These biographies contain information regarding the person's service as a director, business experience, other directorships at any point during the last five years with any other public companies and information regarding involvement with certain types of proceedings, if applicable. The biographies also describe the skills, experience and attributes that caused the Nominating Committee to nominate the nominee and that qualify the continuing directors to continue to serve on the Board.

        Robert N. Dusek is Chairman of the Board of the Company. Mr. Dusek is the owner and president of Direction Associates, Inc., Spring House, Pennsylvania, a professional planning, urban design and real estate advisory organization founded in 1972. Consulting services have been provided to more than 250 corporate, institutional, municipal and individual clients seeking design, project financial structuring, land acquisition assistance and real estate development advice. The organization has been involved in planning hundreds of multi-family residential, industrial, commercial, redevelopment and institutional projects throughout Pennsylvania. Mr. Dusek's director qualifications include the aforementioned business experience, expertise in financial services, real estate and real estate lending having been a director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

        Carl F. Gregory is Chairman Emeritus of the Bank Board and a director. He retired as Chief Executive Officer of the Bank in January 1995. Mr. Gregory retired as President of the Bank in 1993, a position he had held since July 1982. Mr. Gregory is a Trustee of Holy Family University since 1980, having served three terms as Vice Chairman and is President of the Aria Hospital Foundation. Mr. Gregory has served on the boards of the Northeast Branch of the Settlement Music School, the Newtown Chamber Orchestra, the Northeast Philadelphia Chamber of Commerce, and two non-consecutive terms on the Advisory Council of the Federal Reserve Bank. Mr. Gregory's director qualifications include expertise in financial services, real estate and real estate lending having been a prior employee, executive manager and director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

        Kent C. Lufkin currently serves as President and Chief Executive Officer of the Company and the Bank and was appointed to such offices effective June 30, 2003, and appointed as a director of the Company in 2006. He joined the Bank in 2000 and formerly served as Senior Vice President and Retail Banking Officer. Mr. Lufkin's prior experience includes four years as President and Chief Executive Officer at Roebling Bank in Roebling, New Jersey, whose parent company was a public company. Mr. Lufkin serves as a Board member of the Lower Bucks County Chamber of Commerce; the Credit Counseling Center of Bucks County; the Bucks County Council, Boy Scouts of America; the South Jersey Bankers Association; the Newtown Business Commons Association; and the Greater Northeast Philadelphia Chamber of Commerce. Mr. Lufkin's director qualifications include experience in the management of retail banking organizations, real estate and real estate lending having been first an executive manager, then President and Chief Executive Officer and director of the Company and/or the Bank since 2000 and his prior experience with retail banking organizations in New Jersey, his other public company experience, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

        Dennis L. McCartney retired from the United States Steel Corporation in November 2004, where he served as General Manager-East for the Real Estate Division. Mr. McCartney is a former board member of the Bucks County Enterprise Zone Committee and the Bucks County Economic Development Council. He has announced that he will be retiring from the Board effective April 28, 2010.

        John R. Stranford was employed by the Bank for more than 35 years. Mr. Stranford served as President and Chief Executive Officer of the Company and the Bank from January 1995 until his retirement on June 30, 2003. Prior to becoming President and Chief Executive Officer, Mr. Stranford served as President from January 1994 and as Executive Vice President and Chief Operating Officer of the Bank since 1984. Mr. Stranford is a former member of the Federal Reserve Bank Advisory Council. Mr. Stranford's director qualifications include expertise in financial services, real estate and real estate lending having been a prior employee, executive manager and director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

        Albert M. Tantala, Sr., is Chairman of the Board of the Bank and serves on various Bank committees. Mr. Tantala is the founding principal and President of a national consulting-engineering firm. He is also a trustee of Holy Family University. Mr. Tantala served for more than eleven years on the Pennsylvania State Registration Board for Professional Engineers, Land Surveyors and Geologists, including two years as Board President. He retired as a U.S. Army officer in 1989 with 28 years of service. Mr. Tantala is past President of the Philadelphia Section of the American Society of Civil Engineers, the Bridesburg Civic Association and the Frankford Optimist Club. Mr. Tantala's director qualifications include the aforementioned business experience, expertise in financial services, real estate and real estate lending having been a director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

        Dennis R. Stewart (age 60) is Executive Vice President and Chief Financial Officer of the Bank and the Company. Before becoming Executive Vice President during 2003, he served as Senior Vice President and Chief Financial Officer since May 1999. Prior to that, Mr. Stewart served as Executive Vice President and Chief Financial Officer of First Coastal Bank in Virginia Beach, Virginia, where he was employed since 1990. Mr. Stewart earned a Master's Degree in Business Administration in Accounting from Michigan State University and is a certified public accountant. Mr. Stewart also is a Board member and Treasurer of the Lower Bucks Family YMCA.

        Floyd P. Haggar (age 59) is Senior Vice President and Chief Lending Officer of the Bank and has held his current position since 1998. Mr. Haggar has more than 30 years of business experience with a primary focus in banking. Prior to joining the Bank, the more recent positions held by Mr. Haggar include: Senior Vice President and Senior Loan Officer at Carnegie Bank in Princeton, NJ from 1994-1998; National Bank Examiner at the Comptroller of the Currency in the Northeast District from 1990-1994; and Vice President and Manager of International/Institutional Banking at Chase Manhattan Bank in New York from 1982-1990. Mr. Haggar received his Masters in Business Administration in Finance from New York University in 1975. Mr. Haggar currently serves as a Board member of the Community Lenders Community Development Corporation in Pennsylvania and the Regional Business Assistance Corporation in New Jersey.

        Elizabeth Kaspern (age 51) is Senior Vice President and Retail Banking Officer since joining the Bank in 2006. Prior to that, Ms. Kaspern served as Regional President for Fleet Bank of Pennsylvania and Retail Market Manager in the Pennsylvania and New Jersey Regions, where she was employed by them and their predecessors for 28 years.

Meetings and Committees of the Board of Directors

        The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the year ended December 31, 2009, the Board of Directors of the Company held four regular meetings and no special meetings. During the year ended December 31, 2009, the Board of Directors of the Bank held twelve regular meetings and no special meetings. Other than Mr. Gregory, all directors attended more than 75% of the total meetings of the

Board of Directors of the Company and Committees on which such director served during the year ended December 31, 2009.

        The Company is the parent company of the Bank and does not pay any cash compensation to the executive officers of the Company. The Company's Compensation Committee administers the TF Financial Corporation Incentive Compensation Plan. The Compensation Committee of the Bank determines compensation and benefits for the executive officers, who have no role in the determination of the amount or form of executive compensation. The Compensation Committee of the Bank is also responsible for matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Bank. The Compensation Committee of the Company is comprised of Messrs. Dusek (Chair), Tantala and Gregory and met one time in 2009. The Compensation Committee of the Bank comprises Messrs. Dusek (Chair), Tantala and Kenneth A. Swanstrom, a director of the Bank, and met one time in 2009. The Compensation Committees do not have charters.

        The Audit Committee of the Company is comprised of Directors Tantala (Chair), Gregory and Dusek. All members of the Audit Committee have been determined by the Board of Directors to be independent under the rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Gregory is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

        The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for overseeing internal control for financial reporting. The Audit Committee met four times during the year ended December 31, 2009. The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, which is available at www.tffinancial.com.

Director Nomination Process

        The Company does not have a standing nominating committee. The independent directors of the Company serve the functions of a nominating committee for selecting nominees for election of directors in accordance with the Company's Bylaws. As defined by Nasdaq, each of the six directors, other than John R. Stranford and Kent C. Lufkin, is an independent director. The independent directors met once during the year ended December 31, 2009 in this capacity. The Board feels it is appropriate for the independent directors to serve this function without forming a standing committee because the Company has a relatively small Board, making action by committee unnecessary for purposes of managing nominations. Because there is not a standing committee, the Company does not have a nominating committee charter, however, the Board has adopted a written policy addressing the nominating function.

        The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Third Federal Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting the Board's nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by stockholders in selecting Board nominees are evaluated.

        To be considered in the selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration as Board nominees should meet the director qualification requirements set forth in Article III, Sections 15 to 18 of the Company's Bylaws, which require that (i) directors must be stockholders of the Company, owning at least 5,000 shares; (ii) directors of the Company must reside within sixty miles of the Company's main office in Newtown, Pennsylvania; (iii) directors may not serve as a management official of another depository institution or depository holding company as those terms are defined by the regulations of the Office of Thrift Supervision; and (iv) directors must be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage. The Company does not have a specific policy as to diversity.

Stockholder Communications

        The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board's members attended the 2009 Annual Meeting of Stockholders.

Board Leadership Structure

        Director Kent C. Lufkin serves as President and Chief Executive Officer of the Company and Director Robert N. Dusek serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President will allow the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Board's Role in the Risk Management Process

        We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees and the committees of the Board of Directors of the Bank, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with the Chief Executive Officer and President to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of independent directors.

 EXECUTIVE COMPENSATION

        Summary Compensation Table.    The following table sets forth compensation awarded to the Principal Executive Officer, the Principal Financial Officer, and the other executive officers of the Company or the Bank for the year ended December 31, 2009. All compensation is paid by the Bank, with the exception of $4,000 in director's fees paid to Mr. Lufkin by Penns Trail Development Corporation, a wholly-owned subsidiary of the Company.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation (3) (g)	All Other Compensation ($)(4) (i)	Total ($) (j)
Kent C. Lufkin,	2009	$257,209	$0	$0	$84,809	$48,476	$390,494
President and	2008	$242,650	$41,300	$56,393	$88,371	$57,151	$485,865
Chief Executive Officer
Dennis R. Stewart,	2009	$202,142	$0	$0	$53,322	$26,179	$281,643
Executive Vice President and	2008	$190,700	$0	$15,650	$59,529	$39,581	$305,460
Chief Financial Officer
Floyd P. Haggar,	2009	$177,232	$0	$0	$40,907	$27,550	$245,689
Senior Vice President and	2008	$167,200	$0	$11,268	$43,495	$38,885	$260,848
Chief Lending Officer
Elizabeth A. Kaspern,	2009	$127,200	$0	$0	$29,359	$18,547	$175,106
Senior Vice President and	2008	$120,000	$0	$11,268	$31,216	$15,228	$177,712
Chief Retail Banking Officer

(1)
Includes for Mr. Lufkin the value of the stock award of 2,000 shares on 10/22/2008 that vests 33.33% annually beginning 10/22/2009, based on a fair value of $20.65 per share on the grant date.

(2)
Represents the aggregate value of option awards granted during the year. For the assumptions used refer to the footnotes to the Company's audited consolidated financial statements included in the 2009 Annual Report to Stockholders. Included are option awards of: Mr. Lufkin 18,017 shares; Mr. Stewart 5,000 shares; Mr. Haggar and Ms. Kaspern 3,600 shares. These option awards were granted on 10/22/2008, vest 20% per year beginning 10/22/2009, and are exercisable at $20.65 which was the fair value of the stock on the grant date.

(3)
Non-Equity Incentive Plans. At the beginning of each plan year, the Compensation Committee establishes targets for net income, originated loans outstanding and total deposits. Each participant in the Company's Incentive Compensation Plan is assigned a combination of these three factors, aggregating to 100%. The extent to which these individualized targets are accomplished determines the percentage of payout earned by each participant. The payout, in turn, is a percentage of base salary, and the percentage will vary based on the title and duties of the participant. No awards will be made unless the Company's net income equals 90% of the target established for the year, even though other target components may exceed the related goal. Thus, the minimum award cannot be quantified. There is no maximum award. The awards are not vested until paid in the year following the plan year, except in the case of a "change of control" in which case the payment is 100% earned and payable on the change of control effective date. For the year ended December 31, 2009 the performance of the Company with respect to the targets established by the Compensation Committee was as follows: net income: 109.8% of target; loans outstanding: 109.6% of target; and total deposits: 110.7% of target. Based on the weighting of these components, the total payout was 109.9% of the amount established for each individual participant.

(4)
For All Other Compensation details please refer to the following table:

	2009
Name	Use of Company Car/Car Allowance	Cost of Group Term Life Insurance	Cost of Health Insurance	401k Plan Matching Contribution	Company Subsidiary Director Fees	Cost of ESOP Share Allocation	Dividend Equivalents	Total Other Compensation
Kent C. Lufkin	$11,514	$428	$4,992	$750	$4,000	$8,207	$18,585	$48,476
Dennis R. Stewart	$3,530	$428	$5,418	$750	$0	$8,853	$7,200	$26,179
Floyd P. Haggar	$8,826	$428	$5,088	$647	$0	$5,361	$7,200	$27,550
Elizabeth A. Kaspern	$9,806	$428	$4,662	$0	$0	$3,651	$0	$18,547

        Stock Option and Stock Awards Outstanding.    The following table sets forth information concerning stock options and stock awards held at December 31, 2009.

Stock Option and Stock Awards Outstanding

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)
Kent C. Lufkin	5,000	0			$14.00	2/28/2010	1,334	(3)	$25,306
	50,000	0			$28.48	12/16/2010
	3,000	0			$20.30	12/12/2011
	1,500	0			$25.35	12/20/2012
	4,400	0			$34.14	12/17/2013
	7,500	0			$28.25	7/27/2015
	3,603	14,414	(2)		$20.65	10/22/2015
Dennis R. Stewart	2,000	0			$13.25	1/3/2010
	20,000	0			$28.48	12/16/2010
	3,000	0			$20.30	12/12/2011
	1,500	0			$25.35	12/20/2012
	2,500	0			$34.14	12/17/2013
	1,000	4,000	(2)		$20.65	10/22/2015
Floyd P. Haggar	7,000	0			$13.25	1/3/2010
	14,000	0			$28.48	12/16/2010
	2,000	0			$34.14	12/17/2013
	720	2,880	(2)		$20.65	10/22/2015
Elizabeth A. Kaspern	2,000	0			$27.00	7/26/2011
	720	2,880	(2)		$20.65	10/22/2015

(1)
The market value of stock awards outstanding was determined using $18.97 per share which is the last price per share at which the stock traded during 2009.

(2)
The award vests 25% per year beginning on 10/22/2010

(3)
The award vests 50% per year beginning on 10/22/2010

        Pension Plan.    The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). For accruals before January 1, 1998, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Final Average Compensation plus 19.5% of Final Average Compensation in excess of the Covered Compensation in effect for the year of benefit determination, reduced for each year of service less than 30. Where the percentage results in an amount that exceeds the allowable limits under the Internal Revenue Code (the Code), such amount shall be reduced to the maximum allowable amount. For purposes of benefit calculations, Final Average Compensation is defined as the average of total compensation for the five highest years. For accruals after December 31, 1997, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Average Compensation reduced for each year of service less than 30. Average Compensation is defined as the average of total compensation for all years beginning after December 31, 1997. A participant may elect an early retirement at age 55 with 5 years of service at a reduced monthly benefit.

  Potential Payments Upon Termination Due to a Change in Control

        Change in Control Severance Agreements.    The Bank has entered into a change in control severance agreement with Kent C. Lufkin, President and Chief Executive Officer, Dennis R. Stewart, Executive Vice President and Chief Financial Officer, Floyd P. Haggar, Senior Vice President and Chief Lending Officer, and Elizabeth A. Kaspern, Senior Vice President and Chief Retail Banking Officer. The severance agreement for Mr. Lufkin has a term of thirty-six months. The severance agreements for Messrs. Stewart and Haggar, and Ms. Kaspern all have a term of twenty-four months. The agreements are terminable by the Company and the Bank for just cause as defined in the agreements. If the Company or the Bank terminates the employee without just cause following a change in control as defined in such agreements, the employee will be entitled to a severance payment. With respect to Mr. Lufkin's agreement, such agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of the Bank, Mr. Lufkin will be paid an amount equal to 2.99 times his most recent three calendar years' average annual total compensation. The agreements with Messrs. Stewart and Haggar, and Ms. Kaspern provide for payments equal to 2.00 times the prior three calendar years' average annual total compensation upon termination of employment following a change in control. It is anticipated that all such payments made by the Bank under such agreements would be a tax-deductible compensation expense for federal tax purposes. The aggregate payments that would be made to such individuals net of the federal tax benefit would be an expense to the Bank, thereby reducing net income and the Bank's capital by such amount. The agreements may be renewed annually by the Board of Directors within the Board's sole discretion.

DIRECTOR COMPENSATION

        Each director of the Company was also a director of the Bank throughout 2009, with the exception of John R. Stranford, Carl F. Gregory, and Dennis L. McCartney who serve as directors of the Company only. For 2009, non-employee directors of the Company received a quarterly retainer of $3,000 ($16,400 for the Chairman of the Company's Board). During 2009, each non-employee director of the Bank received a fee of $1,000 per board meeting attended ($3,500 for the Chairman of the Bank's Board, and $2,000 for the Vice Chairman of the Bank's Board) and, depending on the committee, either $500 per committee meeting attended ($600 for the Chairman of the Committee) or $1,000 per quarter regardless of the number of meetings. The director fees shown in the table below include fees paid for service on the Company's Board and any fees paid for service on the boards of the subsidiaries of the Company.

        The Company has entered into a change in control severance agreement with Robert N. Dusek, Chairman of the Board. Mr. Dusek's agreement stipulates a payment of $250,000 upon termination of service following a change in control.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($)(2) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) (f)	All Other Compensation ($)(4) (g)	Total ($) (h)
Robert N. Dusek, Chairman	$87,700	$0	$0	$24,908	$0	$0	$112,608
Carl F. Gregory	$15,500	$0	$0	$4,259	$12,684	$0	$32,443
Dennis L. McCartney	$12,000	$0	$0	$3,297	$0	$6,000	$21,297
George A. Olsen (5)	$48,300	$0	$0	$13,272	$0	$0	$61,572
John R. Stranford	$12,000	$0	$0	$3,297	$0	$0	$15,297
Albert M. Tantala, Sr.	$40,600	$0	$0	$11,156	$0	$0	$51,756

(1)
Unexercised option awards outstanding at December 31, 2009 were as follows (in shares): Dusek—6,000; Olsen—6,000; Gregory—6,000; Stranford—6,000; McCartney—13,500; Tantala—6,000.

(2)
Accrued during 2009; earned and paid during 2010 pursuant to the Incentive Plan.

(3)
Paid pursuant to a Supplemental Retirement Benefit Agreement provided upon Mr. Gregory's retirement from the Bank in 1994. These payments will continue at $1,057 per month until the later of the death of Mr. Gregory or his spouse.

(4)
The amounts in this column are dividend equivalents paid on all stock option awards issued under the 1996 and 1997 stock option plans.

(5)
Mr. Olsen passed away on October 10, 2009.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

        The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock (10% beneficial owners) are required to file reports of ownership and changes in beneficial ownership of the Common Stock with the SEC and Nasdaq and to provide copies of those reports to the Company. Based on the Company's review of such ownership reports furnished to the Company or written representations from certain reporting persons, it was determined that, except for Mr. Stewart who filed a Form 4 late because of an inadvertent error, no officer or director failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 2009.

Certain Relationships and Related Transactions and Director Independence

        There were no directors, executive officers or immediate family members of such individuals who were engaged in transactions with the Bank or any subsidiary involving more than $120,000 during the years ended December 31, 2009 and 2008, with the exception of certain lending and deposit relationships. In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

        All members of the Board of Directors other than Mr. Lufkin, current President and CEO, and Mr. Stranford, former President and CEO, are independent under the rules of the Nasdaq Stock Market.

Report of the Audit Committee

        For the fiscal year ended December 31, 2009, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Grant Thornton LLP, all matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received from Grant Thornton LLP the written disclosures and the letter as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and discussed with Grant Thornton LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

  Audit Committee:

        Albert M. Tantala, Sr. (Chair), Carl F. Gregory and Robert N. Dusek

Principal Accounting Firm Fees

        Audit Fees.    The aggregate fees of Grant Thornton LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2009 and 2008 were $214,736 and $217,920, respectively.

        Tax Fees.    The aggregate fees of Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2009 and 2008 were $40,359 and $45,070 respectively.

        All Other Fees.    The aggregate fees of Grant Thornton LLP for professional services rendered for services or products other than those listed under the captions Audit Fees and Tax Fees for the years ended December 31, 2009 and 2008 were $48,152 and $41,894, respectively, and primarily consisted of audits of benefit plans.

        It is the Audit Committee's policy to approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. All of the services listed above for 2009 and 2008 were approved by the Audit Committee prior to the service being rendered.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Board of Directors of the Company has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2010, and is submitting such appointment for ratification by the Company's stockholders. A representative of Grant Thornton LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

        Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the 2010 fiscal year.

 OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above. However, if any other matters should properly come before the Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

MISCELLANEOUS

        The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. Actual costs, however, may exceed estimated amounts. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

        Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2009. Such written requests should be directed to the Corporate Secretary, TF Financial Corporation, 3 Penns Trail, Newtown, Pennsylvania 18940.

STOCKHOLDER PROPOSALS

        In order to be considered for inclusion in the Company's proxy materials for the 2011 Annual Meeting of Stockholders, a stockholder proposal must be received at the Company's executive office at 3 Penns Trail, Newtown, Pennsylvania 18940 no later than November 29, 2010. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company's Bylaws and the rules of the Securities and Exchange Commission in order to be considered for inclusion in the Company's proxy materials.

        Under the Company's bylaws, a stockholder proposal that is not included in the Company's proxy statement for the 2011 Annual Meeting of Stockholders, will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address by February 27, 2011. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company's bylaws in order to be considered at the 2011 Annual Meeting of Stockholders.

TF FINANCIAL CORPORATION

3 PENNS TRAIL

NEWTOWN, PENNSYLVANIA 18940

ANNUAL MEETING OF STOCKHOLDERS

APRIL 28, 2010

The undersigned hereby appoints the Board of Directors of TF Financial Corporation (the Company), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the Meeting), to be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 28, 2010 at 9:30 a.m., Eastern time and at any and all adjournments thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE.

		FOR	WITHHELD
1.	The election as director of the nominee listed below, for a three year term:	☐	☐

Robert N. Dusek

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II—RATIFICATION OF INDEPENDENT AUDITOR.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS MADE, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEE AND THE RATIFICATION OF INDEPENDENT AUDITOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement dated March 29, 2010 and the Company’s 2009 Annual Report to Stockholders.

Please check here if you
Dated: , 2010	Plan to attend the Meeting. ☐

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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GENERAL
VOTING AND REVOCABILITY OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL I—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
OTHER MATTERS
MISCELLANEOUS
STOCKHOLDER PROPOSALS